Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL OR OTHER EVIDENCE (IF REQUESTED BY THE COMPANY), EACH, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

GRIFFIN INDUSTRIAL REALTY, INC.

Warrant To Purchase Common Stock

Warrant No.: A-1

Number of Shares of Common Stock:   504,590

Date of Issuance: August 24, 2020 (“Issuance Date”)

Griffin Industrial Realty, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CM Change Industrial LP, a Delaware limited partnership or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below (including Section 3), to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 504,590 fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of August 24, 2020, by and among the Company and the Holder (the “Securities Purchase Agreement”).

1.	EXERCISE OF WARRANT.
(a)Mechanics of Exercise
. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder  (or automatically exercised in accordance with Section 3) on any day on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the then-applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds to an account designated by the Company.  The Holder shall not be required to deliver the original of this Warrant. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares in accordance with the terms herein.  Execution and delivery of the Exercise Notice for all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the second (2nd) Trading Day following the date on which the Company has received the Warrant, the Exercise Notice and the Aggregate Exercise Price (the “Share Delivery Date”), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at Holder’s instruction pursuant to the Exercise Notice, Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Notice and payment of the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Warrant Shares in a name other than the Holder or its agent on its behalf.

(b)Exercise Price
. For purposes of this Warrant, “Exercise Price” means $60.00 per Warrant Share, subject to adjustment as provided herein.
(c)Company’s Failure to Timely Deliver Securities
.  If the Company shall fail, for any reason or for no reason, to issue to the Holder within two (2) Trading Days of receipt of the Exercise Notice and the Aggregate Exercise Price, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), and if on or after such second (2nd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s exercise hereunder (as the case may be) or (ii) pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.  “Buy-In Price” means an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased in a Buy-In.

(d)Disputes
.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.
(e)Limitations on Exercises.
(i)Beneficial Ownership. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that, if exercisable by the Holder, the Holder or any of its affiliates would beneficially own in excess of 9.90% (the “Maximum Percentage”) of the outstanding shares of Common Stock. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.90% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of this Warrant. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which warrants shall be exercisable (as among all warrants owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined by the Holder in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner other than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement.
(ii)Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (including, as applicable, any shares of Common Stock issued, or issued upon conversion or exercise of, or in lieu of payment of obligations under, (as the case may be) the Securities Purchase Agreement and the other New Securities) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains shareholder approval as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.
(f)Insufficient Authorized Shares
. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while the Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrant (an “Authorized Share Failure”) at least a number of shares of Common Stock equal to 150% of the shares of Common Stock necessary to effect the exercise in full the Warrant then outstanding (the “Required Reserve Amount”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the exercise in full of the Warrant then outstanding.
2.ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.
(a)Stock Dividends and Splits
.  If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (including without limitation relating to any non-cash distributions that are made in connection with the Company’s election to be taxed as a real estate investment trust which distributions distribute the Company’s earnings and profits attributable to taxable years in which the Company did not qualify as a real estate investment trust), (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)Adjustment to Exercise Price on Extraordinary Cash Dividends.  In the event that the Company at any time prior or from time to time prior to exercise or conversion in full of this Warrant pays any Extraordinary Cash Dividend on the outstanding shares of Common Stock, then on and as of the date of payment of such Extraordinary Cash Dividend, the Exercise Price of any unexercised portion of this Warrant shall be reduced (but not below $0.01) by an amount equal to the amount paid or distributed upon or in respect of each outstanding share of Common Stock.  An “Extraordinary Cash Dividend” means any cash dividend paid on the outstanding shares of Common Stock outside of the ordinary course of business of the Company and in respect of any capital gains realized by the Company in connection with the sale of real property by the Company to the extent such cash dividends are in excess of $0.50 per share of Common Stock.  For avoidance of doubt, an Extraordinary Cash Dividend shall exclude (i) any cash distributions made in connection with the Company’s election to be taxed as a real estate investment trust which distributions distribute the Company’s earnings and profits attributable to taxable years in which the Company did not qualify as a real estate investment trust, (ii) any cash distributions intended to enable the Company to qualify as a real estate investment trust and not be subject to income or excise tax and (iii) any cash dividend or distribution that is regularly paid on the outstanding shares of Common Stock in a manner and amount consistent with past practice, including ordinary quarterly cash dividend in accordance with the dividend policy approved by the Board of Directors of the Company.
(c)Merger or Consolidation.  If at any time or from time to time prior to the Expiration Date there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2 or any such transaction that constitutes a Fundamental Transaction, which is provided in Section 3 hereof) or a merger or consolidation of the Company with or into another corporation or entity, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter exclusively be entitled to receive, upon and subject to the exercise of this Warrant in accordance with the terms hereof, the number of shares of stock or other securities or other property (or any combination thereof) to which a holder of the number of Warrant Shares (or of any shares of stock or other securities or other property (or any combination thereof) which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger or consolidation.
(d)Reclassification. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 2(a), or a reorganization, merger or consolidation provided for in Section 2(c), a “Reclassification”), then, in any such event, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.
(e)Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2 (other than any adjustment pursuant to Section 2(b)), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).
(f)Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
3.FUNDAMENTAL TRANSACTIONS.
(a)Upon the occurrence of any Fundamental Transaction in which the consideration to be received by the holders of shares of Common Stock consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Fundamental Transaction”), and the Fair Market Value (as defined herein) of one share of Common Stock would be greater than the Exercise Price in effect on such date immediately prior to the closing of such Cash/Public Fundamental Transaction, then the remaining unexercised portion of this Warrant shall automatically be deemed to be Net Exercised pursuant to this Section 3; provided, however, that if such Fundamental Transaction occurs prior to the date that is one year after the date hereof, and the Fair Market Value in such Fundamental Transaction would be lower than the Warrant Purchase Price (as defined in the Securities Purchase Agreement), the Company shall pay to the Holder cash in an amount equal to the difference between the Warrant Purchase Price (as defined in the Securities Purchase Agreement) and the Fair Market Value in respect of any remaining unexercised portion of this Warrant effective immediately prior to and contingent upon the consummation of such Fundamental Transaction.  In the event of a Cash/Public Fundamental Transaction where the Fair Market Value of one share of Common Stock would be less than the Exercise Price in effect immediately prior to the closing of such Cash/Public Fundamental Transaction, then any remaining unexercised portion of this Warrant shall automatically be terminated without any further rights or obligations on the Company; provided, however, that if such Fundamental Transaction occurs prior to the date that is one year after the date hereof, the Company shall pay to the Holder cash in an amount equal to the Warrant Purchase Price (as defined in the Securities Purchase Agreement) in respect of any remaining unexercised portion of this Warrant effective immediately prior to and contingent upon the consummation of such Fundamental Transaction.
(b)As used in this Warrant, “Net Exercised” means the Holder shall automatically receive, as to any remaining unexercised portion of this Warrant, such number of Warrant Shares computed using the following formula:

X = (Y)(A-B)/A

where:

X =the number of Warrant Shares to be issued to the Holder;

Y =the number of Warrant Shares with respect to which this Warrant is being exercised (inclusive of the number of Warrant Shares surrendered to the Company in payment of the Aggregate Exercise Price);

A =the Fair Market Value of one share of Common Stock; and

B =the Exercise Price.

(c)As used in this Warrant, “Fair Market Value” of a share of Common Stock means the consideration to be received by the holder of a share of Common Stock in connection with such Cash/Public Fundamental Transaction, provided, however, if the consideration paid in such Cash/Public Fundamental Transaction includes Marketable Securities, the Marketable Securities shall be valued at the average of the Closing Sale Price of a share of Marketable Securities reported over the five (5) day trading period before the date on which the Cash/Public Fundamental Transaction is consummated.
(d)As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act, and is then current in its filing of all required reports and other information under the 1933 Act and the 1934 Act; (ii) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Fundamental Transaction were the Holder to exercise this Warrant on or prior to the closing thereof is then traded in an Eligible Market, and (iii) following the closing of such Fundamental Transaction, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Fundamental Transaction were the Holder to exercise this Warrant in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.
4.NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant in full (without regard to any limitations on exercise).  The Company shall use its reasonable best efforts to provide all necessary information and documentation to the Holder that is requested in writing by the Holder to enable the Holder to comply with the Holder’s accounting, tax or reporting requirements.
5.WARRANT HOLDER NOT DEEMED A STOCKHOLDER. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
6.REISSUANCE OF WARRANT.
(a)Transfer of Warrant
.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.  For avoidance of doubt, in no event shall a transferee of this Warrant be entitled to any rights, powers or privileges set forth in the Securities Purchase Agreement or any other Transaction Document (other than this Warrant).  Notwithstanding the foregoing, if the Holder transfers any Warrant to a Person that is not a “United States person” as such term is defined in Section 7701(a)(30) of the Code, the transferee (and any subsequent transferees) shall be liable for and shall hold the Company harmless from any withholding taxes imposed with respect to the exercise of the warrants or the adjustments to the Exercise Price of the warrants as a result of any Extraordinary Cash Dividends.
(b)Lost, Stolen or Mutilated Warrant
. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)Exchangeable for Multiple Warrants
. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no warrants for fractional shares of Common Stock shall be given.
(d)Issuance of New Warrants
. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights, terms and conditions as this Warrant.
7.NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant affecting the Holder, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder promptly upon, but in no event later than five (5) Business Days following, each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail the calculation of such adjustment(s).
8.AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended, modified or waived only by a written instrument signed by the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
9.SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.
10.GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11.CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
12.DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or e-mail within five (5) Business Days of receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be). If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the number of Warrant Shares (as the case may be) within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company and the Holder may, upon mutual agreement, within five (5) Business Days, submit via facsimile or e-mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank mutually agreed by the Company and the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company and the Holder shall direct the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. Such investment bank’s or accountant’s expenses shall be borne by the Company.
13.REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of any party hereto to pursue actual damages for any failure by the other party hereto to comply with the terms of this Warrant.  Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder (other than payment of the Exercise Price) or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.
14.TRANSFER.  Subject to applicable law, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(e) of the Securities Purchase Agreement.
15.CERTAIN DEFINITIONS.  Capitalized terms used in this Warrant but defined in the other Transaction Documents and not defined herein shall have the meanings ascribed to such terms in such other Transaction Documents unless otherwise consented to in writing by the Holder.  For purposes of this Warrant, the following terms shall have the following meanings:
(a)“Bloomberg” means Bloomberg Financial Markets.
(b)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(c)“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Eligible Market, as reported by Bloomberg, or, if the Eligible Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Eligible Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.
(d)“Common Stock” means (i) the Company’s shares of common stock, par value $.01 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(e)“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.
(f)“Expiration Date” means the date that is the third (3rd) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
(g)“Fundamental Transaction” means any transaction in which, directly or indirectly, in one or more related transactions, (i) the Company consolidates or merges with or into (whether or not the Company is the surviving corporation) another Person pursuant to which another Person or group acquires more than 50% of the outstanding voting securities of the Company, or (ii) the Company sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the assets of the Company to another Person, or (iii) another Person consummates a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting securities (not including any shares of Common Stock held by the Person or Persons making or party to, or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) the Company consummates a stock purchase agreement or other business combination with another Person whereby such other Person acquires more than 50% of the outstanding shares of voting securities (not including any shares of Common Stock held by the other Person or other Persons making or party to, or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), in each case, excluding any corporate reorganization, merger or any transaction in connection with the Company’s conversion to a real estate investment trust.
(h)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(i)“Principal Market” means the NASDAQ Global Select Market.
(j)“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set forth above.

/s/Ant
GRIFFIN INDUSTRIAL REALTY, INC.
By:	/s/Anthony Galici
Name: Anthony J. Galici
Title: Vice President, Chief Financial Officer and Secretary

[Signature Page to Warrant]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

GRIFFIN INDUSTRIAL REALTY, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Griffin Industrial Realty, Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to _________________ Warrant Shares.

2.Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.Delivery of Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant.  Delivery shall be made to Holder, or for its benefit, to the following address or DTC Account number:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, 20__

Name of Registered Holder

By:

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with irrevocable instructions issued to _______________, dated _____________, 20__, from the Company and acknowledged and agreed to by _______________.

GRIFFIN INDUSTRIAL REALTY, INC.
By:
Name:
Title: